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EXHIBIT 11.1


                                                                             Fiscal Year Ended
                                                                ----------------------------------------
                                                                March 27,        March 28,     March 29,
                                                                  1999             1998          1997
                                                                --------        ----------    ----------
Basic earnings per share:

      Weighted average shares outstanding                          9,096             8,863         8,709
                                                                ========        ==========    ==========

      Net  (loss) income                                        $ (5,538)       $      629    $      449
                                                                ========        ==========    ==========

      Basic (loss) earnings per share                           $  (0.61)       $     0.07    $     0.05
                                                                ========        ==========    ==========

Diluted (loss) earnings per share:
      Weighted average shares outstanding                          9,096             8,863         8,709

      Common stock equivalents: stock options (1)                     --               669           866
                                                                --------        ----------    ----------
                                                                   9,096             9,532         9,575
                                                                ========        ==========    ==========

      Net (loss) income                                         $ (5,538)       $      629    $      449
                                                                ========        ==========    ==========

      Diluted (loss) earnings per share                         $  (0.61)       $     0.07    $     0.05
                                                                ========        ==========    ==========



(1) Stock options based on the treasury stock method using average market price.